Exhibit 99.2

Company Overview

We are a clinical-stage biotechnology company focused on advancing AAV-based gene therapies for the treatment of severe monogenic diseases of the central nervous system, or CNS. Our lead clinical program TSHA-102 is in development for the treatment of Rett syndrome, a rare neurodevelopmental disorder with no approved disease-modifying therapies that address the genetic root cause of the disease. With a singular focus on developing transformative medicines, we aim to address severe unmet medical needs and dramatically improve the lives of patients and their caregivers. Our management team has proven experience in gene therapy development and commercialization. We leverage this experience, our manufacturing process and a clinically and commercially proven AAV9 capsid in an effort to rapidly translate treatments from bench to bedside.

We are evaluating TSHA-102 in the REVEAL Phase 1/2 adolescent and adult trial, which is a first-in-human, open-label, randomized, dose-escalation and dose-expansion study evaluating the safety and preliminary efficacy of TSHA-102 as a single lumbar intrathecal administration in adolescent and adult females aged 12 years and older with Rett syndrome due to MECP2 loss-of-function mutation. The trial is taking place in Canada and the United States. We are also evaluating TSHA-102 in the REVEAL Phase 1/2 pediatric trial, which is an open-label, randomized, dose-escalation and dose-expansion study evaluating the safety and preliminary efficacy of TSHA-102 as a single lumbar intrathecal administration in pediatric females with Rett syndrome due to MECP2 loss-of-function mutation. The trial is taking place in the United States, Canada and the United Kingdom.

We have received orphan drug designation and rare pediatric disease designation from the United States Food and Drug Administration, or the FDA, and orphan drug designation from the European Commission for TSHA-102 for the treatment of Rett syndrome. We also received Fast Track Designation from the FDA for TSHA-102 for the treatment of Rett syndrome. We also received Clinical Trial Authorisation, or CTA, clearance from the United Kingdom’s Medicines and Healthcare Products Regulatory Agency, or U.K. MHRA, in early 2024 for pediatric patients with Rett syndrome. In February 2024, we received Innovative Licensing and Access Pathway, or ILAP, designation for TSHA-102 from the U.K. MHRA. The ILAP aims to facilitate patient access to novel treatments by accelerating time to market through opportunities for enhanced engagements with U.K. regulatory authorities and other stakeholders. In April 2024, the FDA granted Regenerative Medicine Advanced Therapy, or RMAT, designation for TSHA-102 in Rett syndrome following the FDA’s review of available safety and efficacy data from the first three patients with Rett syndrome dosed with the low dose of TSHA-102 (5.7x1014 total vg) across the REVEAL Phase 1/2 adolescent and adult trial and the REVEAL Phase 1/2 pediatric trial.

Our Pipeline

We are focused on discovering, developing and commercializing gene therapies for the treatment of monogenic diseases of the CNS, in both rare and large patient populations. Our primary focus is advancing our lead TSHA-102 clinical program in Rett syndrome, while our pipeline of CNS programs offers the potential for additional development opportunities in the future. The stage of development of our Rett syndrome program, including the progress in our ongoing clinical trials, is represented in the table below:

Recent Developments

Clinical and Regulatory Update on TSHA-102

On May 28, 2025, we announced new clinical data from Part A of the REVEAL Phase 1/2 adolescent/adult and pediatric trials evaluating TSHA-102 in Rett syndrome, as well as key elements of the planned pivotal Part B trial design for its TSHA-102 program following written alignment from the FDA. The alignment reached with the FDA was supported by our analysis of the longitudinal Rett syndrome natural history study, or NHS, data from the International Rett Syndrome Foundation, or IRSF, as well as clinical data from the ongoing REVEAL Phase 1/2 trials.

Natural History Study

The NHS dataset from the IRSF contains clinical data from approximately 1,100 females with confirmed Rett syndrome diagnosis and has up to 14 years of follow-up data. The NHS captures longitudinal data examining the gain, loss, and regain of developmental milestones across core functional domains of Rett syndrome: communication, fine motor function and gross motor function. According to independent third-party caregiver research, these functional skills and activities of daily living are highly important to caregivers.

We leveraged a cohort of approximately 1,100 females with up to 14 years of follow up that met our REVEAL trial criteria to develop age- and time-based cumulative incidence curves that demonstrate the incidence of gaining a new milestone. The cumulative incidence models demonstrated distinct age-and time-based trends in developmental milestone acquisition that strengthened our understanding of the longitudinal disease progression in Rett syndrome and substantiated the disease-modifying potential of TSHA-102 and informed our discussions with the FDA on the proposed pivotal trial design.

We identified 28 developmental milestones from the NHS dataset that would reflect meaningful functional gains to caregivers and represent or are closely linked to activities of daily living that, based on our cumulative incidence models of the NHS data, demonstrate an approximate 0% likelihood of being achieved at the age of six years and older if a patient does not receive treatment. The 28 developmental milestones are depicted in the chart below:

The NHS cumulative incidence models demonstrated that patients of six years of age or greater have reached a developmental plateau, with an exceedingly low (ranging from 0% to <6.7%) likelihood of gaining new developmental milestones and regaining developmental milestones that were lost after a defined number of years. We leveraged these findings to establish the developmental plateau population of patients who are six or more years of age.

These models of developmental milestone NHS data informed our discussion with the FDA on our proposed pivotal trial design for TSHA-102. We believe the NHS models provide a data-driven, objective approach to assessing functional gains in a single-arm trial.

Regulatory Update and Pivotal Part B Trial Design

We have obtained written alignment from the FDA on key elements of our pivotal Part B REVEAL clinical trial design following formal discussions enabled by the Regenerative Medicine Advanced Therapy, or RMAT, mechanism. The clinical trial is planned as a single-arm, open-label pivotal trial with each patient serving as their own control. We intend to enroll 15 female patients in the developmental plateau population of Rett syndrome (≥ 6 years) with the intended dose of 1x1015 total vg, which is the high dose in Part A. The primary endpoints will assess developmental milestone gain or regain. During advanced discussions with the FDA, we reached alignment on the definition of a responder: the gain or regain of one or more of the defined developmental milestones. The FDA also provided guidance on an additional analysis to further support the responder definition. We have completed the analysis and intend to submit it alongside the final protocol and statistical analysis plan, or SAP, including sample size, responder rate and interim analysis, as part of the Investigational New Drug, or IND, amendment described below. As part of the pivotal Part B trial, video-based determination of milestone gain/regain will be performed by independent, blinded central raters according to predefined definitions of achievement for each developmental milestone.

We will also be conducting a separate safety study of TSHA-102 in females in the pre-developmental plateau population (2-6 years), and efficacy data will be extrapolated from the developmental plateau population. In the pivotal Part B trial, we plan to perform a 12-month primary analysis and a six-month interim analysis. The FDA advised us to submit the pivotal Part B trial protocol and the associated SAP as an amendment to the IND application. We expect to submit the pivotal trial protocol and SAP amendment in the second quarter of 2025.

Clinical Data from Part A of Ongoing REVEAL Phase 1/2 Adolescent/Adult and Pediatric Trials

The clinical trial efficacy data is based on the May 19, 2025 data cutoff, and included a total of 10 females with Rett syndrome (high dose, N=6; low dose, N=4) aged 6-21 years at dosing treated with the high dose (1x1015 total vg) or low dose (5.7x1014 total vg) of TSHA-102. In both clinical trials, 100% of the pediatric, adolescent and adult patients gained or regained one or more defined developmental milestone across the core functional domains of communication, fine motor function, and gross motor function post-TSHA-102 administration, with an approximately 0% likelihood of being achieved without treatment based on natural history data. The developmental milestone gains and regains were determined by multiple independent, central raters, who evaluated functional skills through video evidence at baseline and post-treatment, against predefined binary criteria.

Milestones achieved post TSHA-102 treatment for all 10 patients are depicted in the chart below:

A total of 22 developmental milestones were achieved across the 10 patients. Developmental milestones were achieved early post-TSHA-102 administration, with new gains/regains demonstrated over time. The high dose cohort achieved a 100% responder rate 25% faster than the low dose cohort, supporting the accelerated functional benefit observed with the high dose.

A summary of the developmental milestones that were gained or regained in the REVEAL trials across the core functional domains of Rett syndrome post-TSHA-102 treatment is summarized in the chart below:

The high dose cohort consistently outperformed the low dose cohort in Part A of the REVEAL trials across multiple outcome measures. Specifically, improvements were observed across multiple clinician-assessed outcome measures, including Revised Motor Behavior Assessment, or R-MBA, and Clinician Global Impression – Improvement, or CGI-I, which corroborated the developmental milestone gains/regains demonstrated post-TSHA-102.

Patients demonstrated a statistically significant mean R-MBA score improvement post-TSHA-102 administration compared to natural history data at both six- and 12-months post-treatment. The improvement in R-MBA score at six- and 12-months post-treatment is depicted in the graphs below:

TSHA-102 also demonstrated early global improvement, with dose-dependent effects deepening over time, in CGI-I. The high dose cohort consistently outperformed the low dose cohort in CGI-I at the comparable time points of three months, six months and nine months post-treatment. The CGI-I score improvement for both cohorts are summarized in the below table:

The high dose cohort continually outperformed the low dose cohort across key outcome measures six months post-treatment, with dose-dependent effects deepening over time at nine months or greater post-treatment. A summary of the dose-dependent effects is depicted in the chart below:

1.	R-MBA mean score change post-TSHA-102 is relative to baseline; lower score=improvement from baseline

In both the high dose and low dose cohorts of the TSHA-102 REVEAL clinical trials, TSHA-102 was generally well tolerated with no treatment-related serious adverse events, or SAEs, or dose limiting toxicities, or DLTs, as of the May 20, 2025 data cutoff for 12 patients aged 6-21 years (high dose, N=8; low dose, N=4). The treatment-emergent adverse events, or AEs, related to TSHA-102 were mild to moderate in severity. In addition, seizures have generally been well controlled following TSHA-102 administration. The number of adverse events across 12 pediatric, adolescent and adult patients is summarized in the table below:

Astellas: Rett Option Period

In October 2022, we entered into an Option Agreement with Audentes Therapeutics, Inc. (d/b/a Astellas Gene Therapy), or Astellas. Pursuant to the Option Agreement, we granted to Astellas an exclusive option to an exclusive license of certain rights related to TSHA-102, or the Rett Option. Subject to certain limited extensions, Astellas may exercise the Rett Option through a specified period of time, or the Rett Option Period, following Astellas’ receipt of certain clinical data from the female pediatric trial, or the Rett Data Package. We expect to deliver the Rett Data Package to Astellas in mid-2025. Under the Option Agreement, Astellas must decide whether to exercise the Rett Option within 90 days after Astellas’ receipt of the Rett Data Package, which would then trigger a good faith negotiation period further described in “—Option Agreement with Astellas” below. We are substantially dependent on TSHA-102, which is our sole product candidate, and we believe that if Astellas exercises the Rett Option, it would constitute an offer for the sale of substantially all of the assets of our company, which would result in a change of control requiring stockholder approval.

It is possible that Astellas will not exercise the Rett Option. If Astellas does exercise the Rett Option, Astellas may not agree with our assessment that the exercise of the Rett Option for the exclusive license of TSHA-102 would result in a change of control, and we cannot predict whether or how the parties would resolve such dispute. See “—Option Agreement with Astellas” and “Risk Factors—We are substantially dependent on the success of our lead product candidate, TSHA-102. There is no guarantee that we will be able to successfully develop and commercialize TSHA-102. If we are unable to complete development of, obtain regulatory approval for and commercialize TSHA-102 in one or more indications and in a timely manner, our business, financial condition, results of operations and prospects will be significantly harmed.”

Option Agreement with Astellas

Under the Option Agreement, we granted to Astellas the Rett Option, which is an exclusive option to obtain an exclusive, worldwide, royalty and milestone-bearing right related to TSHA-102. Subject to certain extensions, the Rett Option is exercisable for 90 days after Astellas’ receipt of the Rett Data Package in mid-2025. The parties have agreed that, if Astellas exercises the Rett Option, the parties would, for a period of 130 days, negotiate a license agreement in good faith on the terms and conditions outlined in the Option Agreement. If the parties were unable to mutually agree on such terms within 120 days, the terms of such license agreement may, at Astellas’ discretion, be determined by “baseball arbitration,” wherein each party is required to submit a proposed final license agreement to the arbitrators, and the arbitrators are required to select one of the proposed license agreements without modification.

Under the Option Agreement, we have agreed that if, during the Rett Option Period, Astellas submits an offer for a transaction that would result in a change of control of our company, we will negotiate with Astellas in good faith the potential terms and conditions of such a transaction for 45 days. If we are unable to mutually agree on such terms, such right of first offer will expire. In addition, we have agreed during the Rett Option Period to (A) not solicit or encourage any inquiries, offers or proposals for, or that could reasonably be expected to lead to, a change of control, or (B) otherwise initiate a process for a potential change of control, in each case, without first notifying Astellas and offering Astellas the opportunity to submit an offer or proposal to us for a transaction that would result in a change of control. If Astellas fails or declines to submit any such offer within a specified period after the receipt of such notice, we will have the ability to solicit third party bids for a change of control transaction. During the Rett Option Period, we may not enter into (a) any letter of intent, agreement, contract or commitment (whether or not binding) with respect to a change of control or (b) any agreement, contract or commitment that could impede the ability of Astellas to effect a change of control, or a Competing Instrument, unless we promptly notify Astellas, in writing, within a specified period before entering into a Competing Instrument.

Risks Related to the Development of TSHA-102

Interim “top-line” and preliminary results from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publish interim top-line or preliminary results from our clinical trials. Interim results from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Preliminary or top-line results also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, interim and preliminary data should be viewed with caution until the final data are available. For example, in May 2025, we announced clinical data from adult/adolescent and pediatric patients treated in the Phase 1/2 REVEAL trials of TSHA-102. However, those observations may not endure as patients continue their follow-up visits as part of the trial. Initial clinical observations also may not translate into success on primary endpoints of the REVEAL trial. Differences between preliminary or interim data and final data could significantly harm our business prospects and may cause the trading price of our common stock to fluctuate significantly.

Further, others, including regulatory authorities, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the approvability or commercialization of the particular product candidate or product and our business in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular drug, product candidate or our business. If the top-line data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for and commercialize any of our product candidates, our business, operating results, prospects or financial condition may be harmed.

We are substantially dependent on the success of our lead product candidate, TSHA-102. There is no guarantee that we will be able to successfully develop and commercialize TSHA-102. If we are unable to complete development of, obtain regulatory approval for and commercialize TSHA-102 in one or more indications and in a timely manner, our business, financial condition, results of operations and prospects will be significantly harmed.

We are substantially dependent on the success of our lead product candidate, TSHA-102, which is currently our sole product candidate in clinical development. We are still developing TSHA-102 and it cannot be marketed or sold in the United States or in foreign markets until regulatory approval has been obtained from the FDA or applicable foreign regulatory agencies. The process of obtaining regulatory approval is expensive and time consuming. The FDA and foreign regulatory authorities may never approve TSHA-102 for sale and marketing, and even if TSHA-102 is ultimately approved, regulatory approval may be delayed or limited in the United States or in other jurisdictions. Even if we are authorized to sell and market TSHA-102 in one or more markets, there is no assurance that we will be able to successfully market TSHA-102 or that TSHA-102 will achieve market acceptance sufficient to generate profits. If we are unable to successfully develop and commercialize TSHA-102 due to failure to obtain regulatory approval for TSHA-102, to successfully market TSHA-102, to generate profits from the sale of TSHA-102, or due to other risk factors outlined in this report, it would have material adverse effects on our business, financial condition, and results of operations.

In October 2022, we entered into the Option Agreement, pursuant to which we granted the Rett Option to Astellas. Subject to certain limited extensions, Astellas may exercise the Rett Option through the Rett Option Period, following Astellas’ receipt of the Rett Data Package. We expect to deliver the Rett Data Package to Astellas in mid-2025. Under the Option Agreement, Astellas must decide whether to exercise the Rett Option within 90 days after Astellas’ receipt of the Rett Data Package, which would then trigger a good faith negotiation period, as further described in “Prospectus Summary—Option Agreement with Astellas.” Under the Option Agreement, we also granted to Astellas certain rights with respect to a change of control of our company during the Rett Option Period, as discussed in “Prospectus Summary—Option Agreement with Astellas.” These rights include, but are not limited to, a right of first offer in the event that we receive an offer or proposal from a third party that would result in a change of control, and we have agreed to (A) not solicit or encourage any inquiries, offers or proposals for, or that could reasonably be expected to lead to, a change of control, or (B) otherwise initiate a process for a potential change of control, in each case, without first notifying Astellas and offering Astellas the opportunity to submit an offer or proposal to us for a transaction that would result in a change of control. If Astellas fails or declines to submit any such offer within a specified period after the receipt of such notice, we will have the ability to solicit third party bids for a change of control transaction. In addition, we have agreed that if, during the Rett Option Period, Astellas submits an offer for a transaction that would result in a change of control of our company, we will negotiate with Astellas in good faith the potential terms and conditions of such a transaction for 45 days. If we are unable to mutually agree on such terms, such right of first offer will expire.

Because we are substantially dependent on TSHA-102, which is our sole product candidate in clinical development, we believe that if Astellas exercises the Rett Option, such exclusive license of TSHA-102 would constitute a sale of substantially all of the assets of our company, which would result in a change of control requiring stockholder approval. It is possible that Astellas will not exercise the Rett Option. If Astellas does exercise the Rett Option, Astellas may not agree with our assessment that the exercise of the Rett Option for the exclusive license of TSHA-102 would result in a change of control, and we cannot predict whether or how the parties would resolve such dispute. While it is inherently difficult to assess the potential outcome of any such dispute, we may be exposed to additional risks as a result, including, but not limited to, reputational harm and litigation, and we can provide no assurances that we will prevail in any such litigation. If Astellas exercises the Rett option and it were determined that such exclusive license does not constitute a sale of substantially all of the assets of our company, and the exercise of the Rett Option is not an offer that would result in a change of control, under the Option Agreement, the parties are obligated to negotiate the terms of the license agreement in good faith for a period of 130 days. If the parties are unable to mutually agree on such terms within 120 days, the terms of such license agreement may, at Astellas’ discretion, be determined by “baseball arbitration,” wherein each party is required to submit a proposed final license agreement to the arbitrators, and the arbitrators are required to select one of the proposed license agreements without modification. Given our substantial reliance on TSHA-102, if we enter into a license agreement for TSHA-102 and we are unable to develop other product candidates at that time, it could have a material adverse effect on our business, financial condition, results of operations and prospects, including, but not limited to, the potential cessation of our operations or the need to begin development of any of our preclinical programs.

We have not yet completed testing of any product candidate in clinical trials. Success in preclinical studies or earlier clinical trials, including our Phase 1/2 REVEAL trials of TSHA-102, may not be indicative of results in future clinical trials, or provide support for the submission of a marketing application.

Success in preclinical testing and early clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate. Preclinical tests and Phase 1 and Phase 2 clinical trials are primarily designed to test safety, to study pharmacokinetics and pharmacodynamics and to understand the side effects of product candidates at various doses and schedules. Success in preclinical or animal studies and early clinical trials does not ensure that later large-scale efficacy trials will be successful nor does it predict final results. For example, we may be unable to identify suitable animal disease models for our product candidates, which could delay or frustrate our ability to proceed into clinical trials or obtain marketing approval. Our product candidates, including TSHA-102, may fail to show the desired safety and efficacy in clinical development despite positive results in preclinical studies or having successfully advanced through initial clinical trials. Any such outcome would cause us to cease development of TSHA-102, which is currently our only product candidate in clinical development. Our Phase 1/2 clinical trials of TSHA-102 involve small patient populations and duration of treatment has been relatively short. Because of the small sample sizes, the results of these trials may not be indicative of results of future clinical trials. Further, although other gene therapy clinical trials conducted by others also utilized AAV9 vectors, these trials should not be relied upon as evidence that our planned clinical trials will succeed.

Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in preclinical testing and earlier-stage clinical trials. Data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval. In addition, we may experience regulatory delays or rejections as a result of many factors, including changes in regulatory policy during the period of our product candidate development. Any such delays could negatively impact our business, financial condition, results of operations and prospects.

As an organization, we have never conducted pivotal clinical trials, and may be unable to do so for any product candidates we may develop, including TSHA-102.

We will need to successfully complete our ongoing and planned clinical trials, including pivotal clinical trials, in order to obtain FDA and comparable foreign regulatory approval to market our product candidates. Carrying out later-stage clinical trials and the submission of a successful BLA and comparable foreign application is a complicated process. As an organization, we have initiated Phase 1/2 clinical trials, have not previously conducted any later stage or pivotal clinical trials, but have limited experience in preparing, submitting and prosecuting regulatory filings and have not previously submitted a BLA or comparable foreign application for any product candidate.

In addition, we have had limited interactions with the FDA and comparable foreign regulatory authorities and cannot be certain how many additional clinical trials of TSHA-102 will be required or how such trials should be designed. Although we have received feedback from the FDA on the design of Part B of our clinical trial of TSHA-102, there is no assurance that our trial design will be sufficient for FDA approval. Consequently, we may be unable to successfully and efficiently execute and complete necessary clinical trials in a way that leads to BLA submission or comparable foreign application and approval of TSHA-102. We may require more time and incur greater costs than our competitors and may not succeed in obtaining regulatory approvals of TSHA-102. Failure to commence or complete, or delays in, our planned clinical trials, could prevent us from or delay us in commercializing TSHA-102.

Risks Related to Legal and Regulatory Compliance Matters

We are subject to legal proceedings and claims from time to time that may seek material damages or otherwise may have a material adverse effect on our business. The costs we incur in defending ourselves or associated with settling any of these proceedings, as well as a material final judgment or decree against us, could materially adversely affect our financial condition.

We are subject to legal proceedings and claims from time to time that may seek material damages or otherwise may have a material adverse effect on our business. For example, in January 2024 and April 2024, we were named a nominal defendant in stockholder derivative lawsuits asserting claims against certain of our current and former directors, among others, in the Court of Chancery of the State of Delaware. These lawsuits, which have since been consolidated, seek, among other relief, a declaration that certain defendants were unjustly enriched, unspecified monetary damages, disgorgement of certain alleged profits received by defendants, and reasonable costs and expenses, including attorneys’ fees, and other relief. We have not recorded a liability related to these lawsuits because, at this time, we are unable to reasonably estimate possible losses or gains or determine whether an unfavorable outcome is either probable or remote. Our board of directors has formed a special litigation committee to investigate the claims and allegations in the amended complaint, which is ongoing. In connection with an investigation captioned In the Matter of Taysha Gene Therapies, Inc. (D-04192), we and certain of our officers and directors received subpoenas in late 2024 from the SEC for materials relating to our August 2023 PIPE and certain public offerings. The SEC investigation is neither a determination that the Company or any individuals have violated any law nor a charge of any wrongdoing. See “Item 3-Legal Proceedings” and “Part II, Item 8, Note 13-Commitments and Contingencies” in the 2024 Form 10-K for more information and “Part I, Item 2, Note 13-Commitments and Contingencies” in our First Quarter 2025 Form 10-Q for more information about each of these matters.

Due to the inherent uncertainties in legal proceedings, we cannot accurately predict the duration, scope or ultimate outcome of any such proceedings. This or any future litigation, regardless of the merits of any such proceeding, could harm our reputation and result in substantial costs and diversion of management’s attention and resources, which could adversely impact our business. Although we have directors’ and officers’ liability insurance, it provides for a substantial retention of liability and is subject to limitations and may not cover a significant portion, or any, of the expenses or liabilities we may incur or be subject to in connection with these lawsuits or other litigation to which we are party. The costs we incur in defending ourselves or associated with settling such proceedings, as well as a material final judgment or decree against us, that are not covered by our directors’ and officers’ liability insurance could materially adversely affect our financial condition. In addition, additional lawsuits may be filed, the conclusion of which in a manner adverse to us and for which we incur substantial costs or damages not covered by our directors’ and officers’ liability insurance could have a material adverse effect on our financial condition and business.

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